EXHIBIT 99.1


                                                                 FIRST HEALTH

                                                         3200 Highland Avenue
                                                Downers Grove, IL  60515-1223
                                                               (630) 737-7900
                                                          www.firsthealth.com


 Investor Contact: Joseph E. Whitters, CFO, 630-737-7511

 Media Contact:    Erin Gardiner, Public Relations Manager, 630-737-5016

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------


              FIRST HEALTH REPORTS RECORD THIRD QUARTER RESULTS
              -------------------------------------------------


                             REVISED 2004 OUTLOOK

 ----------------------------------------------------------------------------

 DOWNERS GROVE, IL - November 3, 2003 - Edward L. Wristen, President and Chief Executive Officer of First Health Group Corp. (NASDAQ: FHCC), announced today the results of operations for the third quarter ended September 30, 2003.


 Highlights for the quarter include:

   *  Record revenue of $220 million, up 7% from 3Q 2002

   *  Record net income of $41 million, up 20% from 3Q 2002

   *  Record EPS of $.42 up 31% from 3Q 2002


 Diluted earnings per share (EPS) and net income for the three months and nine months ended September 30, 2003, increased 31% to $.42 or $40,656,000 and 26% to $1.17 or $114,668,000 respectively, compared with $.32 or $33,743,000 and $.93 or $97,241,000 respectively, during the same periods last year. Revenues for the three months and nine months ended September 30, 2003, increased 7% to $219,736,000 from $204,928,000 and 19% to
 $652,140,000 from $550,212,000, respectively, during the same periods last year.

 Mr. Wristen commented that the record results in the quarter put the Company on track for another record year in 2003. Mr. Wristen noted that the quarterly results were favorably impacted by a change in the Company's annual effective tax rate to 38%, which added $.03 to EPS. For 2003, Mr. Wristen expects continued growth in revenue to approximately $880 million and EPS in the range of $1.55.


 2004 Outlook
 ------------
      Mr. Wristen commented that in late October, the Company concluded its budgeting and planning process for 2004 and currently expects revenue to grow to approximately $950 million and EPS to be in the $1.50 - $1.55 area for 2004 before share repurchases.

      Mr. Wristen noted that the current 2004 revenue and EPS estimates were disappointing, since the overall revenue growth is expected to be in the high single digits and EPS to be essentially flat compared to 2003. Mr. Wristen noted that there are several factors contributing to these expected results:

   *  Loss of corporate clients with higher margin PPO-only business

   * Continued migration of corporate accounts to lower margin comprehensive services

   * Fewer new corporate accounts effective in 2004 than previously anticipated

   * Anticipated loss of federal employee members particularly in the Mail Handlers Health Benefit Plan, due to a significant increase in member contributions

   * Anticipated loss of PPO revenue in the workers' compensation area from recently-enacted legislation in California that is effective January 1, 2004

   * Slower implementation of new clients for the Company's workers' compensation, insurance and state Medicaid services than previously expected


      Additionally, Mr. Wristen stated that the anticipated 2004 EPS takes into account a lower effective tax rate of 38%, but does not factor in any accretion from the potential repurchase of the Company's stock. Currently the Company has approximately 4.4 million shares available for repurchase under its current authorization.

      The Company expects to build on its strengths which include:

   *  Long-term provider and payor contracts

   *  High touch and high service consumer-focused products

   * Increasing momentum in state Medicaid programs through our comprehensive solutions that combine medical management, PBM and fiscal agent services

   * Broadened offering in worker's compensation through the Company's recently announced acquisition of Health Net Employer Services, Inc.

   *  Comprehensive disease management solutions

   *  Scalable, integrated infrastructure


 The Company expects to see more clients look to these types of strengths to effectively manage their health care costs.


 Conference Call and Webcast
 ---------------------------
 First Health Group Corp. will be hosting a conference call and webcast on Monday, November 3 at 8 a.m. Central Standard Time to discuss the Company's third quarter results. The quarterly conference call will be available on a live webcast from the Company's website (www.firsthealth.com). The webcast is open to all interested parties on a listen-only basis. Individuals who listen to the call will be presumed to have read First Health's Annual Report on Form 10-K for the year ended December 31, 2002, and Quarterly Reports on Form 10-Q for the three months ended March 31, 2003 and June 30, 2003.


 Business Description
 --------------------
 First Health, the premier national health-benefits services company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the company website at www.firsthealth.com.


 Forward-Looking Statements Notice
 ---------------------------------
 Certain statements herein regarding anticipated financial results for 2004 and the Company's business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers' compensation and public sector business, (iii) control health care benefit expenses and (iv) achieve operation and cost synergies anticipated as a result of the Health Net Employer Services acquisition. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update such statements.

                                    # # #

                                  First Health Group Corp.
                       (000's Omitted Except EPS and Percentages)
                                        (Unaudited)


                                Three Months Ended September 30,  Nine Months Ended September 30,
                                --------------------------------  -------------------------------
                                                      % Increase                       % Increase
                                 2003       2002      (Decrease)     2003       2002   (Decrease)
                               --------   --------   -----------   --------   -------- ----------
 ------------------------------------------------------------------------------------------------
 Revenues                     $ 219,736  $ 204,928        7%      $ 652,140  $ 550,212     19%
 ------------------------------------------------------------------------------------------------

 Operating Expenses:

   Cost of Services              98,642     93,481        6%        294,967    241,522     22%
   Selling and Marketing         23,188     21,438        8%         65,580     56,271     17%
   General and Administrative    15,994     15,805        1%         46,648     39,162     19%
   Health Care Benefits           4,478      3,883       15%         14,029     11,567     21%
                               --------   --------      ----       --------   --------    ----
                                142,302    134,607        6%        421,224    348,522     21%

 ------------------------------------------------------------------------------------------------
 Operating Income                77,434     70,321       10%        230,916    201,690     14%
 ------------------------------------------------------------------------------------------------

 Depreciation and Amortization   15,654     14,821        6%         46,334     41,149     13%
 Interest Income                 (1,515)    (1,917)     (21)%        (4,242)    (5,089)   (17)%
 Interest Expense                 1,182      1,411      (16)%         3,870      4,230     (9)%
                               --------   --------      ----       --------   --------    ----
 Income Before Income Taxes      62,113     56,006       11%        184,954    161,400     15%
 Income Taxes                   (21,457)   (22,263)      (4)%       (70,286)   (64,159)    10%
                               --------   --------      ----       --------   --------    ----
 Net Income                   $  40,656  $  33,743       20%      $ 114,668  $  97,241     18%
                               ========   ========      ====       ========   ========    ====

 Share Information:
 ------------------
 Weighted Average
  Shares Outstanding - Basic     94,680    101,526       (7)%        95,710    100,972     (5)%
                               ========   ========      ====       ========   ========    ====
 Net Income Per
  Common Share - Basic        $     .43  $     .33       30%      $    1.20  $     .96     25%
                               ========   ========      ====       ========   ========    ====

 Weighted Average
  Shares Outstanding - Diluted   97,051    104,972       (8)%        98,178    104,693     (6)%
                               ========   ========      ====       ========   ========    ====
 ------------------------------------------------------------------------------------------------

 Net Income Per
  Common Share - Diluted      $     .42  $     .32       31%      $    1.17  $     .93     26%
                               ========   ========      ====       ========   ========    ====
 ------------------------------------------------------------------------------------------------

                                  First Health Group Corp.
                            (000's Omitted Except Percentages)
                                         (Unaudited)


                                Three Months Ended September 30,  Nine Months Ended September 30,
                                --------------------------------  -------------------------------
                                                      % Increase                       % Increase
 Revenue Information             2003       2002      (Decrease)     2003       2002   (Decrease)
                               --------   --------   -----------   --------   -------- ----------
 ------------------------------------------------------------------------------------------------
 Commercial Revenue

   Group Health:
     PPO + Administration
       Services               $  97,063  $  84,998       14%      $ 277,091  $ 151,502     83%
     PPO Services                36,406     42,035      (13)%       116,201    170,455    (32)%
     Premiums                     4,417      3,833       15%         12,774     11,653     10%
                               --------   --------      ----       --------   --------    ----
   Total Group Health           137,886    130,866        5%        406,066    333,610     22%

   Workers' Compensation:
     PPO + Administration
       Services                  23,132     27,132      (15)%        73,291     80,421     (9)%
     PPO Services                15,994     13,706       17%         46,278     41,486     12%
                               --------   --------      ----       --------   --------    ----
   Total Workers' Compensation   39,126     40,838       (4)%       119,569    121,907     (2)%

   Total Commercial Revenue     177,012    171,704        3%        525,635    455,517     15%
                               --------   --------      ----       --------   --------    ----
 Public Sector                   42,724     33,224       29%        126,505     94,695     34%
                               --------   --------      ----       --------   --------    ----
 Total Revenue                $ 219,736  $ 204,928        7%      $ 652,140  $ 550,212     19%
                               ========   ========      ====       ========   ========    ====
 ------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------
 Operating Income Margins*
 ------------------------------------------------------------------------------------------------
   Commercial                       41%        39%                      41%        43%

   Public Sector                    10%        10%                      11%         8%
 ========================================================================================
 *Excludes Depreciation and Amortization

                                      September 30,          December 31,
 Summary Balance Sheet Information:       2003                   2002
 ---------------------------------       -------                -------
         Assets:
         --------------------------------------------------------------------
         Cash and Investments           $161,863               $152,712
         Accounts Receivable              87,827                 69,981
         Reinsurance Recoverable          26,043                 27,582
         Fixed Assets                    218,257                205,503
         Goodwill                        281,084                279,447
         Intangible Assets                50,940                 54,086
         Deferred Taxes                   35,240                 35,255
         Other Assets                     26,192                 18,795
                                         -------                -------
           Total Assets                 $887,446               $843,361
                                         =======                =======
         Liabilities:
         --------------------------------------------------------------------
         Claims Reserves                $ 40,607               $ 40,420
         Debt Outstanding                155,000                120,000
         Deferred Taxes                  114,811                114,692
         Purchase Reserve                  2,976                  5,795
         Accounts Payable                 67,212                 50,841
         Accrued Expenses                 40,789                 47,740
         Other Liabilities                62,269                 49,727
                                         -------                -------
           Total Liabilities             483,664                429,215

         Stockholders' Equity:           403,782                414,146
                                         -------                -------
           Total Liabilities and
             Stockholders' Equity       $887,446               $843,361
                                         =======                =======


                           First Health Group Corp.
                              (000's Omitted)
                                (Unaudited)

 Consolidated Statement of Cash Flows:
 -------------------------------------
                                                          Nine Months Ended
                                                            September 30,
                                                         --------------------
                                                           2003        2002
                                                         --------    --------
 Cash flows from operating activities:
 Net Income                                             $ 114,668   $  97,241
                                                         --------    --------
 Adjustments to Reconcile Net Income to Net Cash
 Provided by Operating Activities:
   Depreciation and amortization                           46,334      41,149
   Change in allowance for uncollectible receivables       (1,500)      3,335
   Provision for deferred income taxes                        (18)       (113)
   Tax benefits from stock options exercised                8,032      14,780
   Income from limited partnership                         (2,094)     (2,311)
   Other, net                                                 140       1,074

 Changes in Assets and Liabilities (net of effects
   of acquired businesses):
   Accounts receivable                                    (16,838)      4,631
   Other current assets                                    (7,473)     (2,644)
   Reinsurance recoverable                                  1,394         939
   Accounts payable and accrued expenses                    5,029       7,386
   Claims reserves                                            187         185
   Income taxes payable                                    13,937      29,659
   Non-current assets and liabilities                      (1,174)      2,395
                                                         --------    --------
 Net cash provided by operating activities                160,624     197,706
                                                         --------    --------
 Cash flows from investing activities:
   Purchases of investments                               (37,046)    (62,860)
   Sales of investments                                    34,401      57,103
   Acquisition of business, net of cash acquired           (3,007)    (42,959)
   Assets held for sale                                        --         923
   Purchase of property and equipment                     (55,988)    (42,768)
                                                         --------    --------
   Net cash used in investing activities                  (61,640)    (90,561)
                                                         --------    --------

 Cash flows from financing activities:
   Purchase of treasury stock                            (149,831)    (33,992)
   Proceeds from issuance of long-term debt               145,000     185,000
   Repayment of long-term debt                           (110,000)   (278,500)
   Proceeds from issuance of common stock                  19,704      27,498
   Stock option loans to employees                             --      (2,272)
   Stock option loan repayments                               287       2,360
   Sales of put options on common stock                        --         375
                                                         --------    --------
   Net cash used in financing activities                  (94,840)    (99,531)
                                                         --------    --------
 Net increase in cash and cash equivalents                  4,144       7,614
 Cash and cash equivalents, beginning of period            20,852      14,001
                                                         --------    --------
 Cash and cash equivalents, end of period               $  24,996   $  21,615
                                                         ========    ========